Deloitte & Touche LLP
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Toronto, ON M2N 6L7
Canada

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                                                  DELOITTE
                                                  &TOUCHE


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SoftQuad Software, Ltd. on Form S-8 of our report dated November 2, 2000, except as to Note 12 which is as of November 20, 2000 appearing in the Annual Report on Form 10-KSB of SoftQuad Software, Ltd. for the year ended September 30, 2000 which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Ontario
December 29, 2000